EXHIBIT 23.1




                          Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements of our report dated June 19, 2000, with respect to the financial statements of Outokumpu Nickel Oy for the year ended December 31, 1999 included in the Current Report on Form 8-K/A:



Registration
Number        Description                                       Filing Date
------------  -----------------------------------------------   ----------------

33-74674      OM Group, Inc. Long-Term Incentive Compensation
              Plan -- Form S-8 Registration Statement--
              1,015,625                                         January 27, 1994

333-7529      OMG Americas, Inc. Employees' Profit Sharing
              Plan - Form S-8 Registration Statement -
              250,000 shares                                    July 3, 1996

333-7531      OM Group, Inc. Non-Employee Directors' Equity
              Plan - Form S-8 Registration Statement -
              250,000 Shares                                    July 3, 1996




June 19, 2000                                 Tilintarkastajien Oy Ernst & Young
Helsinki, Finland                             Authorized Accounting Firm



                                              /s/ Carl Gustaf af Hallstrom
                                              ----------------------------
                                              Carl Gustaf af Hallstrom
                                              Authorized Public Accountant